Exhibit 99.1

CTD Holdings Names New Board Chairman

Vice Chairman N. Scott Fine becomes Chairman of the Board; Founder C.E. Rick Strattan continues as a Director

ALACHUA, FL  -- (Marketwired) -- October 1, 2014 -- CTD Holdings, Inc. (OTCQB: CTDH), a family of biotechnology growth companies that distribute and manufacture cyclodextrin-based products, including the orphan drug designated Trappsol® Cyclo™, today announced the appointment of N. Scott Fine as Chairman of the Board of Directors. Mr. Fine, who recently became Vice Chairman and Lead Director, is a seasoned finance executive with more than 35 years of experience in helping public companies to realize their full potential.

C.E. Rick Strattan, who founded the CTD Holdings Family of Companies and took the company public in 1994, will continue as a Director and will work with the Company to expand its product portfolio. Mr. Strattan recently stepped down as Chairman in order to focus on product development.

"It is clear to me that, at this stage of our Company’s development, Scott is the best person to serve as Chairman,” Mr. Strattan said. “He has my unqualified support as our expanded team leads the company forward."

Said Mr. Fine: "Rick has built an impressive foundational business that we believe has tremendous potential for growth. His creative leadership over more than 20 years has sustained the Company. I am glad that he will continue on the Board as he helps to develop our product portfolio. I look forward to serving as Chair for the team that is moving the Company to the next level.”

The Company has closed three rounds of private equity since February 2014, totaling more than $3,000,000. The investments are aimed at moving the Company's orphan drug designated Trappsol® Cyclo™ product into clinical trials. Trappsol® Cyclo™ has been used under compassionate use Investigational New Drug protocols to treat Niemann-Pick Type C disease, a genetic disease that is often fatal in young children.

About the Company:
CTD Holdings, Inc. is a family of biotechnology growth companies based on cyclodextrin chemistry. Its individual divisions distribute and manufacture the trademarked Trappsol® and Aquaplex® cyclodextrins, cyclodextrin derivatives, and cyclodextrin complexes for biotechnology and life science companies involved in research, pharmaceutical, medical device, cosmetics and nutrition markets. Sphingo Biotechnology, Inc. is developing Trappsol® Cyclo™, an orphan drug designated product, for the treatment of Niemann Pick Type C, a rare and fatal genetic disease in young children. NanoSonic Products, Inc. operates the world's only cGMP pulse drying facility for the production of ultra-pure cyclodextrin derivatives and pharmaceutical grade Aquaplex® cyclodextrin complexes. CTD, Inc. supplies cyclodextrins to biotechnology and life science researchers around the globe from the world's largest catalog of cyclodextrins. The companies offer a wide variety of cyclodextrin related manufacturing services to worldwide customers, including custom formulation, manufacturing, and commercial scale supply of pharmaceutical grade cyclodextrin complexes. For additional information, visit the Company's websites: www.ctd-holdings.com and www.cyclodex.com

Safe Harbor Statement:
This press release contains "forward-looking statements" about the Company's current expectations about future results, performance, prospects and opportunities. Statements that are not historical facts, such as "anticipates," "believes" and "expects" or similar expressions, are forward-looking statements. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results in future periods to differ materially from what is expressed in, or implied by, these statements. The factors which may influence the Company's future performance include the Company's ability to obtain additional capital to expand operations as planned, success in attracting additional customers and profitable contracts, and regulatory risks associated with producing food and pharmaceutical grade products. These and other risk factors are described from time to time in the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Company's reports on Forms 10-K and 10-Q. Unless required by law, the Company assumes no obligation to update or revise any forward-looking statements as a result of new information or future events.

Contact:
Sitrick And Company
Wendy Tanaka
(415) 369-8447
wtanaka@sitrick.com

Thomas Mulligan
(212) 573-6100, Ext. 395
tmulligan@sitrick.com

Source: CTD Holdings, Inc.